                               IMAGEX, INC.

                STOCK SUBSCRIPTION AND REPURCHASE AGREEMENT

      This Stock Subscription and Repurchase Agreement is entered into as of August 7, 1997 by and between ImageX, Inc., a Washington corporation (the "Company"), and Elwood D. Howse, Jr. (the "Shareholder").

                                 RECITALS

      A. In connection with the execution and delivery of this Agreement, the Company is issuing to the Shareholder, in exchange for an aggregate of $20,000 payable pursuant to a promissory note in substantially the form attached hereto as Exhibit A (the "Note"), 200,000 shares of common stock of the Company (the "Stock").

      B. The Stock is being issued as an Award pursuant to the Company's Amended and Restated 1996 Stock Incentive Compensation Plan (the "Plan"), a copy of which is attached hereto as Exhibit B. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Plan.

      C. In order to induce the Company to issue the Stock, the Shareholder has agreed that all of the Stock will be subject to a repurchase option in favor of the Company as set forth herein.

                                AGREEMENTS

      In consideration of the foregoing and the other provisions set forth herein, the parties hereby agree as follows:

1.    Stock Subscription and Shareholder Representations

      The Shareholder hereby subscribes for and agrees to purchase the Stock at a purchase price of $.10 per share, or $20,000 in the aggregate, payable pursuant to the Note. For purposes of complying with applicable securities laws in connection with such purchase, the Shareholder represents and warrants to the Company as follows:

            (a) I am a resident of the State of Washington and, as a director of the Company, I am familiar with its business and prospects and have had a full opportunity to analyze the merits and risks of an investment in the Stock. I am aware that the Stock has not been registered under the Securities Act of 1933 (the "1933 Act") or any state securities laws pursuant to exemption(s) from registration. I understand that the reliance by the Company on such exemption(s) is predicated in part upon the truth and accuracy of the representations contained in this Section.
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            (b) I am purchasing the Stock for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Stock. I agree that I will in no event sell or distribute all or any part of the Stock unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

            (c) I consent to the placing of a legend on my certificate(s) for the Stock stating that the Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Stock until the Stock may be legally resold or distributed.

2.    Consulting Agreement and Repurchase Option

      In order to induce the Company to issue the Stock, the Shareholder agrees to provide consulting services to the Company during the term that the Repurchase Option (as defined below) is in effect. The Shareholder's consulting services shall consist of mentoring the Company's President and CEO, assisting the President and CEO in capital raising efforts, advising management on sales strategy, advising on strategic planning matters and such other consulting services as may be reasonably requested by the Company from time to time. The parties agree that the scope of any consulting services requested shall not be excessive or unduly burdensome to Shareholder in light of his other business activities and personal pursuits.

      The Stock shall be subject to the following repurchase option in favor of the Company (the "Repurchase Option"):

            (a) In the event that the Shareholder's consulting services for the Company are terminated for any reason prior to April 30, 2000, whether by the Company or by the Shareholder or involuntarily due to death of the Shareholder or other circumstance, the Company may exercise the Repurchase Option as provided herein. For the purpose of this Section 2, the Shareholder's consulting services shall be deemed to have terminated when the Shareholder ceases to be actively engaged in advising management on matters referred to in Section 1 as determined in the reasonable discretion of the members of the Board of Directors of the Company other than the Shareholder after at least 30 days' notice that such a determination is under consideration. The date when such consulting services terminate is hereinafter referred to as the "Termination Date." The Shareholder's service as a director of the Company shall be considered entirely separate from the consulting services hereunder, and in no event shall any cessation of the Shareholder's service on the Board of Directors of the Company due to resignation, removal or other cause be deemed to constitute unavailability to perform consulting services under this Agreement or be considered in determining whether any such unavailability has occurred. Vacations and temporary unavailability due to illness, disability or family crisis shall not be considered in determining whether the consulting services have terminated.

            (b) The Company shall have the right at any time within sixty (60) days after the Termination Date, provided that the Termination Date shall have occurred prior to the termination of the Repurchase Option and prior to April 30, 2000, to repurchase from the Shareholder, at a price per share of $.10 (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Repurchase Price"), up to but not exceeding the total number of shares of Stock (200,000) less 5,556 shares (subject to appropriate adjustment for any subsequent stock split, stock dividend, combination, or other recapitalization) for each completed month elapsed between May 1, 1997 and the Termination Date. The Repurchase Option shall not be exercisable as to any Stock if the Termination Date occurs on or after April 30, 2000.

            (c) The Repurchase Option, if exercised by the Company, shall be exercised by written notice signed by an officer or director (other than the Shareholder) of the Company after approval by the Board of Directors (excluding the Shareholder) and shall be delivered to the Shareholder on or prior to the expiration of the 60-day period referred to in paragraph (b) above. The Company may pay for the shares of Stock it has elected to repurchase (i) by delivery to the Shareholder of a check in the amount of the aggregate Repurchase Price for the number of shares of Stock being repurchased, (ii) by cancellation by the Company of an amount of the Shareholder's indebtedness to the Company equal to the aggregate Repurchase Price for the number of shares of Stock being repurchased or (iii) by a combination of (i) and (ii). Payment of the Repurchase Price shall be completed within five business days after notice of exercise of the Repurchase Option is delivered to the Shareholder.

            (d) In the event that, in connection with any exercise of the Repurchase Option under this Agreement, the Company elects to exercise the Repurchase Option as to fewer than all the shares of Stock then subject thereto, the Repurchase Option shall expire as to all the shares of Stock that the Company has not elected to repurchase.

            (e) Upon the closing of any of the following transactions, provided any such transaction is duly and validly approved by the Company's Board of Directors (excluding the Shareholder) and shareholders in accordance with applicable law, the Repurchase Option shall automatically lapse and terminate in its entirety:

                  (i) the liquidation, dissolution or indefinite cessation of business operations of the Company; or

                  (ii) the execution by the Company of a general assignment for the benefit of creditors, the appointment of a receiver or trustee to take possession of the property and assets of the Company, or the filing of a petition under applicable bankruptcy laws with respect to the Company.

            (f) Notwithstanding subsections (b) and (c) of this Section 2, the Company shall be entitled for a period of one year from the Termination Date (rather than 60 days) to give notice to the Shareholder and to repurchase the shares to the extent that the Company reasonably determines that such an extension of time is necessary to prevent the repurchase of the Shareholder's Stock from causing other capital stock of the Company to not qualify as "small business stock" under Section 1202 of the Internal Revenue Code of 1986, as amended.

3.    Transfer Restrictions; Right of First Offer

            (a) Without the prior written consent of the Company, no shares of Stock may be transferred by the Shareholder under any circumstances, voluntarily or involuntarily; provided, however, that shares of Stock may be transferred without such prior written consent if and only if (i) the Repurchase Option shall have ceased to apply to such shares as provided in this Agreement and (ii) the Shareholder shall have complied fully with the requirements of this Section 3 and the other provisions of this Agreement.

            (b) If and to the extent that any Stock shall no longer be subject to the Repurchase Option as provided in this Agreement (such Stock being referred to herein as "Vested Stock"), such Vested Stock shall be subject to a right of first refusal in favor of the Company as provided in this Section 3.

                  (i) In the event that the Shareholder wishes to sell, transfer or otherwise dispose of ("Transfer") any Vested Stock, the Shareholder shall first provide written notice to the Company of the proposed Transfer and all material terms thereof, including without limitation the number of shares of Vested Stock proposed to be Transferred, the proposed Transferee and the consideration, if any, to be paid by or on behalf of the Transferee in exchange therefor (the "Offer").

                  (ii) Within 60 days after receipt of the written notice referred to in the preceding sentence, the Company may accept the Offer as to all, but not less than all, the shares of Vested Stock proposed to be Transferred (as indicated in the Offer) by delivery of written notice to such effect to the Shareholder. If there is any change in the terms of the proposed Transfer after delivery of the Offer to the Company but prior to expiration of the 60-day period referred to in the preceding sentence, the Shareholder shall give written notice thereof to the Company, in which case such 60-day period shall be extended by an additional 30 days beyond the date on which such 60-day period otherwise would have expired.

                  (iii) In the event that the Company accepts the Offer, the parties shall use reasonable efforts to close the transaction contemplated thereby within 30 days after the date as of which the Offer is accepted. In the event the Company does not accept the Offer within the prescribed time period, the Shareholder shall be free to complete the Transfer to the Transferee indicated in the Offer on terms no more favorable to the Transferee than those contained in the Offer and any update thereof communicated to the Company as required by this Section 3.

                  (iv) In the event the proposed Transferee changes or the terms of the proposed Transfer change, in a manner favorable to the Transferee, after the Offer is rejected by the Company or after expiration of the period in which the Offer could have been accepted by the Company, the proposed Transfer shall be deemed to be abandoned and the Shareholder shall again comply in full with the requirements of this Section 3 prior to completing the Transfer.

            (c) Any purported Transfer without compliance with this Section shall be void. The Company may place a legend on the certificate or certificates evidencing the Stock referencing the restrictions on transfer set forth in this Agreement. Any Transfer made in compliance with this Section (or otherwise) shall be conditioned upon the Transferee agreeing in writing, in a form reasonably acceptable to the Company, to be bound by the right of first refusal in favor of the Company and other terms set forth in this Section with respect to any future transfers by such Transferee.

            (d) The provisions of this Section 3 shall terminate upon the closing of any underwritten public offering of Common Stock of the Company.

4.    Legend

      All certificates representing any shares of Stock subject to this Agreement shall have endorsed thereon the following legend, in addition to any other legend required by the Company respecting the restricted nature of the
Stock:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK SUBSCRIPTION AND REPURCHASE AGREEMENT THAT INCLUDES A REPURCHASE RIGHT AND A RIGHT OF FIRST OFFER IN FAVOR OF THE CORPORATION RELATING TO THESE SECURITIES."

5.    Rights as Shareholder

      Subject to the terms hereof, the Shareholder shall have all the rights of a shareholder with respect to the Stock during the term of this Agreement, including without limitation the right to vote and receive any dividends or other distributions declared thereon.

6.    Adjustments for Stock Splits, Recapitalizations and Similar Events

            (a) If, at any time or from time to time, there is (i) a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (ii) any consolidation, merger or similar event in connection with which the Repurchase Option does not lapse and terminate under the terms of this Agreement, then, in such event, any and all new, substituted or additional securities or other property to which the Shareholder is entitled by reason of his ownership of the shares of Stock then subject to the Repurchase Option shall be immediately included in the definition of "Stock" under this Agreement and shall be subject to the Repurchase Option with the same force and effect as the Stock currently subject to this Agreement and the Repurchase Option. The Repurchase Price per share upon exercise of the Repurchase Option shall be appropriately adjusted as determined by the Board of Directors of the Company to reflect any such event referred to in this Section 6.

            (b) Section 13.2 of the Plan with respect to Corporate Transactions (as defined therein) shall not apply to the Stock subject to this Agreement, and in no event shall the vesting restrictions embodied in the Repurchase Option terminate in the event of a transaction contemplated by such Section 13.2.

7.    Termination

      This Agreement shall terminate in its entirety (a) upon the completion of a repurchase transaction pursuant to an exercise of the Repurchase Option, (b) upon completion of an initial underwritten public offering of the Company's common stock or (c) at April 30, 2000, whichever is earliest.

8.    Tax Matters

      The Shareholder acknowledges that he has considered and analyzed the appropriate treatment by him of the transactions contemplated hereby under the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation Section 83 thereof. The Shareholder agrees that any decision as to whether to file an election relating thereto, and the due and proper filing of any such election, are solely the Shareholder's responsibilities.

9.    Cooperation

      The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.   Specific Enforcement

      Each party expressly agrees that the other party would be irreparably damaged if this Agreement were not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other party shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

11.   Notices

      All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, facsimile or courier, addressed (a) if to the Shareholder, at the


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

Shareholder's then current address on the Company's books or at such other address as the Shareholder shall have furnished to the Company in writing, or
(b) if to the Company, at its principal executive office, attention President, with a copy to Charles J. Katz, Jr., Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, WA 98101. If notice is provided by mail, it shall be deemed to be given three (3) business days after proper deposit in the U.S. Mail, and if notice is given by hand or by messenger, facsimile or courier, it shall be deemed to be given upon receipt.

12.   Entire Agreement

      This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both oral and written, among such parties, or any of them, with respect to such subject matter. No such prior agreement or undertaking may contradict, vary or supplement this Agreement.

13.   Amendment and Waiver

      Neither this Agreement nor any provision hereof may be modified, amended or terminated except by a written agreement signed by the parties hereto, and no waiver of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the party to be bound by such waiver.

14.   Governing Law

      This Agreement shall be governed by and construed under the laws of the state of Washington as applied to agreements among Washington residents, made and to be performed entirely within Washington.

15.   Successors and Assigns

      The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, administrators and personal representatives of the parties hereto. Notwithstanding anything to the contrary contained in this Agreement, no shares of Stock may be transferred by the Shareholder under any circumstances, without the prior written consent of the Company which may be withheld for any reason, so long as such shares are subject to the Repurchase Option contained in this Agreement. Any transfer or purported transfer in violation of this Section 15 shall be void.

16.   Headings

      The headings of the sections and paragraphs of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.


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

17.   Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.   Severability

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    IMAGEX, INC.

                                    By     /s/ F. JOSEPH VERSCHUEREN
                                      ----------------------------------
                                    Name:    F. Joseph Verschueren
                                         -------------------------------
                                    Title:          President
                                          ------------------------------
                                    Address:

                                    10800 N.E. 8th, Suite 200
                                    Bellevue, WA  98004


                                    SHAREHOLDER

                                          /s/ ELWOOD D. HOWSE, JR.
                                    ------------------------------------
                                    Elwood D. Howse, Jr.

                                    Address:

                                    ELWOOD D. HOWSE, JR.
                                    ------------------------------------
                                    1615 - 72ND AVE SE
                                    ------------------------------------
                                    MERCER ISLAND, WA  98040
                                    ------------------------------------


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

                                                            EXHIBIT A

                              PROMISSORY NOTE

                                                          Bellevue, Washington
$20,000 Principal Amount                                        August 7, 1997

      FOR VALUE RECEIVED, Elwood D. Howse, Jr. ("Maker") hereby promises to pay to the order of ImageX, Inc., a Washington corporation ("Payee"), the principal sum of twenty thousand dollars ($20,000) (the "Original Principal Amount"), together with simple interest on the unpaid principal balance at a rate of seven percent (7%) per annum (calculated on the basis of actual days elapsed). This
Note is being made in connection with the purchase by Maker from Payee of 200,000 shares of the Common Stock of Payee pursuant to the Amended and Restated 1996 Stock Incentive Compensation Plan of Payee and a Stock Subscription and Repurchase Agreement of even date herewith (the "Repurchase Agreement") relating to such shares under which Maker is agreeing that such shares shall be subject to repurchase by Payee under certain conditions as provided therein.

      1. Payments. All payments on account of the indebtedness evidenced by this Note shall be applied first to full payment of accrued interest and then to reduction of the outstanding principal balance. All such payments shall be made in the form of cash or check.

      2. Maturity and Repayment Schedule. This Note shall mature, and all unpaid principal and accrued interest shall be due and payable, on the earliest to occur of (a) an Event of Default (as defined below) or (b) April 30, 2000 (the "Maturity Date"). Principal and accrued interest under this Note shall be repaid according to the following schedule: (x) accrued interest on the outstanding principal balance hereof shall be paid on or before the last day of each month ending after the date hereof, and (y) the entire outstanding principal balance hereof shall be paid in full in one lump sum payment on or before the earlier of the Maturity Date and the date of any Event of Default.

      3. Default. The entire unpaid principal of, and all accrued interest on, this Note shall become immediately due and payable upon the occurrence of any one or more of the following events of default (each, an "Event of Default"):

      (a) Failure to pay all or any part of the principal or accrued interest on this Note when the same shall be due and payable as provided in the repayment schedule set forth herein;

      (b) Maker shall (i) be made the subject of any proceeding under the Bankruptcy Code of the United States, as amended or any similar statute and which proceeding shall not be dismissed within 60 days thereafter, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) voluntarily seek the benefit of the Bankruptcy Code of the United States, as amended, or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws, from time to time in effect, affecting the rights of creditors generally (collectively, "Debtor Relief Laws"), or (iv) be made the subject of any proceeding provided for by any Debtor Relief Laws that suspends or otherwise materially affects any of the rights of Payee under this Note and which proceeding shall not be dismissed within 60 days thereafter; or

      (c) Lapse of the Repurchase Option under the Repurchase Agreement for any reason, or termination of the Repurchase Agreement for any reason.

      4. Prepayment. Maker may, at any time, prepay all or any portion of the principal and accrued interest due under this Note without premium or penalty.

      5. Notices. Any notices to be given to Payee in connection with this Note shall be deemed to be delivered (i) ten days after deposit in the United States mail, first-class postage prepaid, registered or certified, and addressed to the recipient or (ii) one business day after the transmission by facsimile.

      6. Waiver. Maker hereby waives presentment, notice of dishonor, protest, notice of protest and diligence in collection, and consents that the time of payment on any part of this Note may be extended by Payee without otherwise modifying, altering, releasing, affecting or limiting its liability.

      7. Attorneys' Fees. If any suit or action arising out of or related to this Note is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorneys' fees, the fees and costs of experts and consultants, and copying, courier and telecommunication costs) incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding, or in the collection or enforcement of any judgment or award entered or made in such suit or action.

      8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

      10. Assignment; Successors. This Note shall not be assignable by Maker, by operation of law or otherwise, without the prior written consent of Payee. This Note shall be binding upon, and shall inure to the benefit of, Maker, Payee and their respective permitted successors, assigns, heirs and legal representatives, as the case may be.

      Maker hereby executes and delivers this Note, and Payee hereby accepts this Note, as of the date first set forth above.


                                            /s/ ELWOOD D. HOWSE, JR.
                                           -------------------------
                                             Elwood D. Howse, Jr.


ACCEPTED:

IMAGE X, INC.


By    /s/ F. JOSEPH VERSCHUEREN
  -----------------------------
Title         PRESIDENT
     --------------------------






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